UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2020

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

PTC is holding its Investor Day virtual meeting today, Tuesday, December 15, 2021 from at 9:00 a.m. to 12:00 p.m. (ET), which can be accessed at www.ptc.com/for/investors.htm.

PTC will discuss its operating and financial expectations for Q1’FY’21, which ends December 31, 2020, and for its FY’21 ending September 30, 2021.  For FY’21, PTC expects ARR growth of 9% to 12% on a constant currency basis, cash flow from operations of $365 million, and free cash flow of $340 million.  (Free cash flow reflects the deduction of $25 million of expected capital expenditures from cash flow from operations.)  For Q1’FY’21, PTC is tracking to the mid-point of its ARR guidance of $1.28 billion to $1.32 billion, and expects to generate at least $105 million of cash flow from operations and $100 million of free cash flow (reflecting the deduction of $5 million of expected capital expenses from expected cash flow from operations).  PTC expects FY’21 customer churn (non-renewals of recurring revenue contracts) to decline to approximately 7.5%.  PTC will also discuss its operating and financial expectations for fiscal years after FY’21.

PTC’s Board of Directors has authorized the repurchase of up to $1 Billion of PTC common stock for the period October 1, 2020 through September 30, 2023.  PTC expects to begin share repurchases in its Q4’FY’21, which begins July 1, 2021.  Circumstances may change from our expectations and PTC may begin such repurchases earlier or later than we expect or otherwise not make such repurchases when or as we expect.

Our Operating and Non-GAAP Financial Measures

ARR. To help investors understand and assess the performance of our business as an on-premise subscription company we provide an ARR (Annual Run Rate) operating measure.  ARR represents the annual value of our portfolio of active renewable customer contracts as of the end of the reporting period, including subscription software, cloud, and support contracts. ARR includes IoT and AR orders placed under our Strategic Alliance Agreement with Rockwell Automation and includes orders placed to satisfy contractual quarterly minimum commitments. We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer renewals and expansions, and includes the impact of churn, which reflects gross churn, offset by the impact of any pricing increases. Because this measure represents the annual value of renewable customer contracts as of the end of a reporting period, ARR does not represent revenue for any particular period or remaining revenue that will be recognized in future periods.

Free Cash Flow.  We provide information on “free cash flow” to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 50% of our free cash flow to shareholders via stock repurchases.  Free cash flow is net cash provided by (used in) operating activities less capital expenditures.  Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency.   We provide our view of expected operating and financial results without including the effects of foreign currency rate fluctuations as we cannot accurately predict those fluctuations or their effect on our operating and financial results.

Forward-Looking Statements.

The statements above regarding PTC’s expectations regarding PTC’s Q1’FY’21 and FY’21 ARR and cash flow targets, expected FY’21 churn rate, and share repurchases are forward-looking statements that involve risks and uncertainties that could actual results to differ materially from those projected.  Statements made at the Investor Day meeting will include management's discussion of PTC's business and outlook, which may include material projections and other forward-looking statements regarding PTC's strategy and financial model, anticipated financial results and growth, the development of PTC's products and markets, expectations with respect to the proposed acquisition of Arena and its effect on our business, and other items. These statements are also “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from those projected.  The risks and uncertainties that could cause actual results to differ materially from the forward-looking statements include that: the COVID-19 pandemic impact on the global macroeconomic environment and our business could be more severe and prolonged than we expect; customers may delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us due to the COVID-19 pandemic, all of which would adversely affect ARR and our financial results, including cash flow; the macroeconomic and/or global manufacturing climates may deteriorate further and/or economic conditions might not improve in the second half of FY’21 as our current plans assume; our businesses, including our Internet of Things (IoT), Augmented Reality, Onshape, and, if acquired, Arena Solutions businesses, may not expand and/or generate the revenue or ARR we expect if customers are slower to adopt those technologies than we expect or if they adopt competing technologies; orders associated with minimum purchase commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers, which could cause the ARR associated with those orders to churn in the future; our strategic initiatives and investments may not generate the revenue or ARR we expect; we may not repurchase shares of our common stock when or as we expect due to constraints under our credit facility and outstanding debt or if we decide to deploy our capital in other ways; and the acquisition of Arena Solutions may not close when or as we expect.  Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

	By:	/s/ Kristian Talvitie
Kristian Talvitie
Executive Vice President, Chief Financial Officer
Date: December 15, 2020